UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 29, 2010

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(646) 285-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on September 15, 2008, Lehman Brothers Holdings Inc. (“LBHI”) and certain of its subsidiaries (collectively, the “Debtors”) commenced voluntary cases under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), Case No. 08-13555 (JMP) (the “Chapter 11 Case”).

By order, dated July 2, 2009 [Docket No. 4271] (the “Bar Date Order”), the Court established November 2, 2009 as the deadline for the filing of proofs of claim against the Debtors based on a certain universe of securities issued by LBHI and its affiliates (the “Lehman Programs Securities”). In accordance with the Bar Date Order more than 30,000 claims were filed against LBHI based on the Lehman Programs Securities. Certain of the LBT Issued Notes (as defined below) are Lehman Programs Securities.

Attached as Exhibit 99.1 is a memorandum (the “Memorandum”) that provides information to claimants regarding the principles and methodologies LBHI intends to use to value each of the notes issued by Lehman Brothers Treasury Co., B.V. (“LBT”) through the European Medium Term Note Program (the “EMTN Program”) and the German Note Issuance Programme, the Swiss Certificate Programme and the Italian European Inflation Linked Programme (collectively, the “Non EMTN Programs”). The methodologies set forth in the Memorandum will be used by LBHI in the Chapter 11 Case to evaluate claims filed against it as guarantor of the notes issued by LBT under the EMTN Program and Non-EMTN Programs (the “LBT Issued Notes”).

The complete list of LBT Issued Notes subject to the Memorandum and their corresponding proposed valuation and claim amount for each note will be posted and publicly available for review at www.lehman-docket.com in the “Key Documents” section.

The Memorandum is provided for informational purposes only. LBHI is not bound by the information and statements set forth in the Memorandum and reserves the right to modify the Memorandum and the information regarding each LBT Issued Note included on www.lehman-docket.com in all respects at any time in the future. Nothing contained in the Memorandum is to be construed as an admission of liability by LBHI with respect to any LBT Issued Note or claim filed against LBHI based thereon. LBHI reserves the right to object to any claims filed against it based on the LBT Issued Notes on any and all grounds.

For the avoidance of doubt, nothing contained in the Memorandum shall be construed to (i) characterize the LBT Issued Notes (or any other structured notes issued by LBHI and its affiliates) as “securities contracts” or “swap agreements” as such terms are defined in the Bankruptcy Code; (ii) modify or pertain to the terms of any over-the-counter derivatives or similar contract between LBHI or any of its affiliates and any other party; or (iii) limit or otherwise modify the application of section 562 of the Bankruptcy Code to such over-the-counter derivatives or similar contracts.

Nothing in the Memorandum is to be construed as an extension of any deadline established by the Bar Date Order.

The methodologies described in the Memorandum are strictly for the purpose of determining the amount of allowed claims based on valid and timely filed proofs of claim and nothing contained in the Memorandum shall be construed as inconsistent with, or contradictory to, any prior disclosure pursuant to the LBT Issued Notes offering materials or otherwise.

LBHI’s obligations to the noteholders with respect to the LBT Issued Notes, if any, are solely as guarantor.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit is filed as part of this Report.

Exhibit 99.1 LBT Note Issuance Valuation Memorandum

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: October 29, 2010	By:	/S/ WILLIAM J. FOX
	Name:	William J. Fox
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit 99.1	LBT Note Issuance Valuation Memorandum